                                                   ______________, 2002

Investors Bank & Trust Company
200 Clarendon
Boston, MA 02117

         Re:   William Blair Funds
               Custodian Agreement
               -------------------

Ladies and Gentlemen:

         Enclosed is a revised Appendix A to the Custodian Agreement dated October 1, 1999, as amended August 1, 2001 (the "Agreement"), between William Blair Funds and Investors Bank & Trust Company to, among other things, add the Institutional International Growth Fund (the "New Portfolio") as a covered portfolio under the Agreement. By signing below, you agree to provide such services as are set forth in the Agreement as custodian for the New Portfolio.

                                                   WILLIAM BLAIR FUNDS


                                                   _____________________________
                                                   By:__________________________
                                                   Its:_________________________

Accepted this ____ day
of __________, 2002.

INVESTORS BANK & TRUST COMPANY

____________________________
By:_________________________
Its:________________________

                                   Appendix A
                                   ----------

                                   Portfolios


William Blair Growth Fund

William Blair Ready Reserves Fund

William Blair Income Fund

William Blair International Growth Fund

William Blair Value Discovery Fund

William Blair Tax-Managed Growth Fund

William Blair Large Cap Growth Fund

William Blair Small Cap Growth Fund

William Blair Institutional International Growth Fund